JPMORGAN DISTRIBUTION SERVICES, INC.
MUTUAL FUND SALES AGREEMENT

This Agreement, is entered into between the financial institution executing this Agreement, (“Financial Intermediary”) and JPMorgan Distribution Services, Inc. (“JPMDS”) with respect to those series of each of the trusts and the corporation listed on Exhibit A hereto (each, a "Trust"; collectively, the “Trusts”); (each series referred to as a "Fund" and collectively as the “Funds”) for whose shares of beneficial interest ("Shares") JPMDS serves as Distributor and for whom JPMDS provides distribution services.

A.	Financial Intermediary.

1 .	Status of Financial Intermediary.

Financial Intermediary represents and warrants to JPMDS:

(a)
That it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934 ("Exchange Act”); that it is registered with the Securities and Exchange Commission (“SEC”) pursuant to Section 15 of the Exchange Act; that it is a member of the National Association of Securities Dealers, Inc. (“NASD”) or, in the alternative, that it is a foreign dealer not eligible for membership in the NASD but nevertheless agrees to abide by all the rules and regulations of the SEC and the NASD which are binding upon underwriters and dealers in the distribution of securities of open-end investment companies; that its customers' accounts are insured by the Securities Investors Protection Corporation ("SIPC"); and that, during the term of this Agreement, it will abide by all of the rules and regulations of the NASD including, without limitation, the NASD Conduct Rules. Financial Intermediary agrees to notify JPMDS immediately in the event of (1) the termination of its coverage by the SIPC, (2) its expulsion or suspension from the NASD or (3) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Financial Intermediary's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of Financial Intermediary from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon JPMDS’ written notice of termination to Financial Intermediary; or

(b)
That it is a bank, as that term is defined in Section 3(a)(6) of the Exchange Act, that engages in activities described in Section 3(a)(4) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal authorities with appropriate jurisdiction over the Financial Intermediary, especially those regulations dealing with the activities of the Financial Intermediary as described under this Agreement. Financial Intermediary agrees to notify JPMDS immediately of any action by or communication from state or federal banking authorities, state securities authorities, the SEC, or any other party which may affect its status as a bank or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Intermediary's ability to act in accordance with the terms of this Agreement, including the loss of its exemption from registration as a broker, will terminate this Agreement effective upon JPMDS’ written notice of termination to Financial Intermediary; and

(c)	That Financial Intermediary is registered with the appropriate securities authorities in all states, territories and jurisdictions in which its activities make such registration necessary; and

(d)
That if it plans to participate in the National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement Entry and Registration Verification system (“Fund/SERV”), and/or the NSCC’s Networking system (“Networking”), Financial Intermediary is a member of the NSCC or otherwise has access to Fund/SERV and it has executed and filed with the NSCC the standard Networking agreement.

2.  Financial Intermediary Acts as Agent for its Customers.

The parties agree that in performing its services under this Agreement:

(a)	Financial Intermediary is acting as agent for its customer;

(b)	The customer is for all purposes the customer of Financial Intermediary;

(c)	Each transaction is initiated solely upon the order of the customer;

(d)	As between Financial Intermediary and its customer, the customer will have full beneficial ownership of all Shares;

(e)	Each transaction shall be for the account of the customer and not for Financial Intermediary’s account;

(f)	Each transaction shall be without recourse to Financial Intermediary provided that Financial Intermediary acts in accordance with the terms of this Agreement; and

(g)
Except for the limited purpose of receiving orders for Share transactions from its customers as described in Section B of this Agreement, Financial Intermediary shall have no authority to act as agent for JPMDS or the Funds.

B.  Sales of Fund Shares.

1. Offer and Sale of Shares

Financial Intermediary will offer and sell Shares only in accordance with the terms and conditions of the applicable current prospectus (“Prospectus”) and Statement of Additional Information (“SAI”) and applicable rules, regulations and requirements. Financial Intermediary will make no representations concerning any Shares not included in the Prospectus or SAI or in any authorized supplemental sales material supplied to Financial Intermediary by JPMDS or the Funds.

2.  Execution of Orders for Purchase and Redemption of Shares.

(a)
All accepted orders for the purchase of any Shares shall be executed at the next determined public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and all accepted orders for the redemption of any Shares shall be executed at the next determined net asset value per share, in each case as described in the Prospectus. Any applicable deferred sales charge, redemption fee, or similar charge or fee will be deducted by the Funds prior to the transmission of the redemption proceeds to Financial Intermediary or its customer. JPMDS and the Funds reserve the right to reject any purchase request in their sole discretion.

The execution of all orders for Share transactions will be subject to the terms of the Prospectus and JPMDS’ written instructions to Financial Intermediary from time to time, and if executed through Fund/SERV, the NSCC’s rules and procedures. Specifically, the Financial Intermediary certifies that:

(i)
all orders received by Financial Intermediary or its “Correspondents” (as defined in Section B.2. (e) below) prior to the earlier of the close of trading on the New York Stock Exchange or the close of a Fund (generally, 4:00 p.m., Eastern Time (“ET”)) (“Market Close”) on any day that a Fund is open for business (“Day 1”) will be electronically transmitted to the Funds by 8:00 a.m., ET on the next day that the Fund is open for business (“Day 2”) (such orders are referred to as “Day 1 Trades”); and

(ii)
all orders received by Financial Intermediary or its Correspondents after the Market Close on Day 1, but prior to the Market Close on Day 2 (“Day 2 Trades”) will be electronically transmitted to the Funds by 8 a.m., ET on the second day that the Fund is open for business following Day 1.

(iii)
if the Financial Intermediary cannot electronically transmit Day 1 Trades to the Funds by 8:00 a.m., ET on Day 2, Financial Intermediary will transmit such orders by facsimile prior to the beginning of trading on the New York Stock Exchange (generally 9:30 a.m. ET) on Day 2.

(b)
Day 1 Trades will be effected at the net asset value per share calculated as of the Market Close on Day 1, and Day 2 Trades will be effected at the net asset value per share calculated as of the Market Close on Day 2. Consistent with the foregoing, the Funds will consider Day 1 Trades (Day 2 Trades) as received by the Funds prior to the Market Close on Day 1 (Day 2) for all purposes, including, without limitation, effecting distributions.

( c )The Financial Intermediary agrees that neither the Funds, JPMDS nor any of their affiliates or agents will have any responsibility or liability to review any purchase or redemption request which is presented by Financial Intermediary (i) to determine whether such request is genuine or authorized by the Financial Intermediary’s customer or (ii) to determine the suitability of a particular Fund or class of Shares for such customer. The Funds, JPMDS and their affiliates and agents will be entitled to rely conclusively on any purchase or redemption request communicated to the Funds by Financial Intermediary, and will have no liability whatsoever for any losses, claims or damages to or against Financial Intermediary or any of its customers resulting from the failure of Financial Intermediary to transmit any such request, or from any errors contained in any request.

(d) Payments for Shares shall be made as specified in the Prospectus. If payment for any purchase order is not received in accordance with the terms of the Prospectus, JPMDS reserves the right, without notice, to cancel the sale and to hold the Financial Intermediary responsible for any loss sustained as a result thereof, including loss of profit.

(e)
Financial Intermediary confirms that it will be considered the Funds’ agent for the sole purpose of receiving purchase and redemption orders from its customers and transmitting them to the Funds. Financial Intermediary may authorize such intermediaries as it deems appropriate (“Correspondents”) to receive orders on the Funds’ behalf. Financial Intermediary shall be liable to the Funds for each Correspondent’s compliance with applicable regulations, requirements and this Section B.2. to the same extent as if Financial Intermediary itself had acted or failed to act instead of the Correspondent.

(f)
Financial Intermediary certifies that it will at all times follow relevant rules, regulations and requirements in connection with the handling of orders for transactions in the Funds, including, without limitation:

(i)	Rule 22c-1(a) and other applicable rules under the Investment Company Act of 1940, as amended (“Investment Company Act”);
(ii)	The provisions of this Agreement; and
(iii)	the Prospectus.

(g) Financial Intermediary further certifies that it:

(i)
has adopted and implemented and will monitor, on a continuous basis, its compliance with procedures reasonably designed to prevent violations of relevant law, regulation and Prospectus requirements with respect to late trading, market timing and abusive trading practices;

(ii)
has determined that each Correspondent has adopted and implemented and will monitor, on a continuous basis, its compliance with its own internal procedures reasonably designed to prevent violations of relevant law, regulation and Prospectus requirements with respect to late trading, market timing and abusive trading practices;

(iii)	will provide information and further certification to JPMDS or its designee to verify compliance with this Section B.2; and

(iv)
will cooperate in monitoring and enforcing the Trust’s market timing, late trading, and any redemption fee policies as set forth in the Prospectus and such other policies established by the Trust from time to time.

3.  Shareholder Information

 (a) Effective April 17, 2007, Financial Intermediary agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through a Financial Intermediary Fund Account during the period covered by the request.

(i)
Requests must set forth a specific period, not to exceed one year from the date of the request, for which transaction information is sought. A request may be ongoing and continuous (e.g., for each trading day throughout the year) or for specified periods of time. The Fund may request transaction information older than one year from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing market timing and abusive trading practices.

(ii)
Financial Intermediary agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than ten business days, after receipt of a request. If the requested information is not on Financial Intermediary’s books and records, Financial Intermediary agrees to use reasonable efforts to: (a) promptly obtain and transmit the requested information; (b) obtain assurances from the accountholder that the requested information will be provided directly to the Fund promptly; or (c) if directed by the Fund, block further purchases of Fund Shares from such accountholder. In such instance, Financial Intermediary agrees to inform the Fund whether it plans to perform (a), (b) or, at the direction of the Fund, (c). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(iii)	The Fund agrees not to use the shareholder information received pursuant to this Agreement for marketing or any other similar purpose without the prior written consent of Financial Intermediary.

(b) Effective April 17, 2007, Financial Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund’s Shares through a Financial Intermediary Fund Account that violate policies established for the purpose of eliminating or reducing market timing and abusive trading practices.

(i)
Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or the Financial Intermediary Fund Account(s) or other agreed upon information to which the instruction relates.

(ii)	Financial Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Financial Intermediary.

(iii)
Financial Intermediary must provide written confirmation to the Fund that instructions have been executed. Financial Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

(c ) For purposes of this Section 3 of the Agreement:

(i)
The term “Financial Intermediary Fund Account” means a direct or networked Shareholder account with the Fund maintained by Financial Intermediary or an omnibus account with the Fund maintained by Financial Intermediary.

(ii)	“Fund” includes JPMorgan Distribution Services, Inc., which is the Fund’s principal underwriter, the Fund’s transfer agent and the series of the trusts and corporation listed in the Agreement.

(iii)
The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by or through a Financial Intermediary Fund Account.

(iv)
The term “Shareholder” means (i) the beneficial owner of Shares held by or through a Financial Intermediary Fund Account; (ii) a participant in an employee benefit plan owning Shares held by or through a Financial Intermediary Fund Account, notwithstanding that the employee benefit plan may be deemed to be the beneficial owner of Shares; and (iii) the holder of interests in a variable annuity or variable life insurance contract issued by Financial Intermediary owning Shares held by or through a Financial Intermediary Fund Account.

(v)	The term “written” and/or “in writing” includes electronic writings and facsimile transmissions.
4. Multi-Class Distribution Arrangements.

Financial Intermediary understands and acknowledges that the Funds may offer Shares in multiple classes, and represents and warrants that it has established compliance procedures designed to ensure (i) that its customers are made aware of the terms of each available class of Shares, (ii) that each customer is offered only Shares that are suitable investments for him or her, (iii) that each customer is given the opportunity to obtain sales charge break points or other sales charge reductions and discounts as detailed in the Prospectus, and (iv) proper supervision of its representatives in recommending and offering the Shares of multiple classes to its customers.

5. Blue Sky.

JPMDS will make available to Financial Intermediary a list of the states or other jurisdictions in which Shares are eligible for sale, which list may be revised from time to time. Financial Intermediary agrees to sell or offer to sell Shares only in the states and other jurisdictions appearing on the most recent list received from JPMDS.

6. Initial Sales Loads Payable to Financial Intermediary.

(a)  On each purchase order accepted by JPMDS, Financial Intermediary will be entitled to receive the applicable percentage of the initial sales load, if any, as established by JPMDS from the amount paid by Financial Intermediary's customer. The initial sales loads for any Fund shall be those set forth in the Prospectus. The portion of the initial sales load payable to Financial Intermediary may be changed at any time, at JPMDS' sole discretion, upon written notice to Financial Intermediary.

(b)
Orders may be settled by Financial Intermediary either (i) by payment of the full purchase price less an amount equal to Financial Intermediary's applicable percentage of the initial sales load, or (ii) by payment of the full purchase price, in which case JPMDS shall pay Financial Intermediary, not less frequently than monthly, the aggregate sales loads due to it on settled purchase orders.

(c)
Based upon the settlement method chosen by Financial Intermediary, it shall be the obligation of Financial Intermediary to either (i) assess the appropriate initial sales load for each purchase order and to forward the public offering price, net of the amount of the initial sales load to be reallocated to Financial Intermediary, to JPMDS, or (ii) to provide JPMDS with all necessary information regarding the application of the appropriate initial sales load to each purchase.

(d)
Sales charge reductions, discounts, and waivers may be available as provided in the Prospectus. To obtain any such reductions, JPMDS must be notified promptly when a transaction or transactions would qualify for the reduced charge and Financial Intermediary must submit information that is sufficient (in the discretion of JPMDS) to substantiate qualification therefore. The foregoing shall include advising JPMDS of any Letter of Intent signed by Financial Intermediary’s customer or of any Right of Accumulation available to such customer. If Financial Intermediary fails to so advise JPMDS, Financial Intermediary will be liable for the return of any commissions plus interest thereon. Rights of Accumulation (including rights under a Letter of Intent) are available, if at all, only as set forth in the Prospectus, and Financial Intermediary hereby authorizes any adjustment to its account (and will be liable for any refund) to the extent any allowance, discount or concession is made and the conditions therefor are not fulfilled.

(e)
In the event that Financial Intermediary notifies JPMDS in writing that Financial Intermediary elects to waive the initial sales load, and if the Prospectus permits such waiver, the initial load will not be assessed on the transaction.

(f)
Neither the Fund nor JPMDS shall have any responsibility to correct the payment or assessment of an incorrect initial sales load due to the failure of the Financial Intermediary to fulfill the foregoing obligation.

7. Contingent Deferred Sales Charges and Advance Commissions Payable to Financial Intermediary.

(a)
Upon the purchase of certain Shares, JPMDS will pay Financial Intermediary an advance commission as described in the Fund's current prospectus. This amount is not to be considered an initial sales load and will not be deducted from the public offering price of the Shares. A contingent deferred sales charge ("CDSC") will be assessed upon the redemption of Shares, as described in the Prospectus.

(b)
In the event that Financial Intermediary notifies JPMDS in writing that Financial Intermediary elects to waive such advance commission, and if the Fund's prospectus permits such a waiver, the advance commission will not be paid and the CDSC will not be charged upon the redemption of the relevant Shares. Neither the Fund nor JPMDS shall have any responsibility to correct the assessment of an incorrect CDSC due to the failure of the Financial Intermediary to fulfill the foregoing obligation.

(c )
In the event that Financial Intermediary maintains an omnibus account with the Funds’ transfer agent, Financial Intermediary must be able to account for share ownership periods used in calculating the CDSC in order to receive advanced commissions from JPMDS.

C.  Distribution Services and Fees.

1.  Agreement to Provide Distribution Services.

JPMDS hereby appoints Financial Intermediary to furnish sales and marketing services to its customers who invest in and own Shares that pay a distribution fee under distribution plans adopted by the Funds pursuant to Rule 12b-1 under the Investment Company Act (“Rule 12b-1 Fees”).

2.  Asset-Based Sales Loads Payable to Financial Intermediary.

During the term of this Agreement, JPMDS will pay Financial Intermediary Rule 12b-1 Fees as set forth in the Prospectus. JPMDS may, in its sole discretion, reduce the amount of, or eliminate entirely, Rule 12b-1 Fee payments. In addition, Rule 12b-1 Fees may be reduced or eliminated at any time if the distribution plans under which the fees are paid are materially amended or terminated either by the Board of the Funds or by vote of a majority of the outstanding Shares. JPMDS reserves the right not to pay Rule 12b-1 Fees to Financial Intermediary if Financial Intermediary’s 12b-1 Fee payments for a given month are deemed to be de minimis. JPMDS currently adheres to a $25.00 de minimis threshold, but reserves the right to change that threshold from time to time.

For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate pro-ration of Rule 12b-1 Fee payment on the basis of the number of days that this Agreement is in effect during the period.

D. Networking.

If the parties plan to participate in Networking, each agrees to do so pursuant to the standard Networking agreement it has executed and filed with the NSCC and the NSCC’s rules and procedures.

E.  Delivery of Prospectuses and Reports to Customers.

Financial Intermediary will deliver or cause to be delivered to each of its customers, at or prior to the time of any purchase of Shares, a copy of the Prospectus and, upon request, a copy of the SAI. Financial Intermediary agrees to deliver to its customers, copies of amended Prospectuses, proxy solicitation materials and copies of the Funds’ annual and semi-annual reports.

F.	Indemnification.

1.
Financial Intermediary shall indemnify and hold harmless JPMDS, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors (or trustees), and employees from all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(a)	any breach by Financial Intermediary of any representations, covenants or warranties in this Agreement or a material breach of any provision of this Agreement;

(b)
any actions or omissions of JPMDS, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors (or trustees), and employees in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Financial Intermediary; and

(c)
any willful misconduct or negligence (as measured by industry standards) of Financial Intermediary, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

2.
JPMDS shall indemnify and hold harmless Financial Intermediary and its subsidiaries, affiliates, officers, directors, and employees from and against any and all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(a)	any breach by JPMDS of any representations, covenants or warranties in this Agreement or any material breach of any provision of this Agreement;

(b)
any alleged untrue statement of a material fact contained in any Fund's registration statement or Prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and

(c)
any willful misconduct or negligence (as measured by industry standards) of JPMDS, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

3.
Neither JPMDS nor Financial Intermediary shall be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability, which the parties may otherwise have.

4.
The agreement of the parties in this Section F to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. Such notice will be given by any means of prompt delivery that provides confirmation of receipt to the address provided by each party in this Agreement. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. If the Indemnifying Party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it. The failure of the Indemnified Party to give notice as provided in this Sub-section (4) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Section. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

5.	The provisions of this Section F shall survive the termination of this Agreement.

G. Customer Names Proprietary to Financial Intermediary.

1.
All information, including “nonpublic personal information” as that term is defined in Regulation S-P, relating to shareholders of the Funds who are customers of Financial Intermediary are and shall remain the sole property of the Funds and the Financial Intermediary and shall not be disclosed to or used by the Funds, the Financial Intermediary, JPMDS, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Notwithstanding the foregoing, this Section G shall not prohibit the Financial Intermediary, the Funds, JPMDS, or any of their affiliates from utilizing the names of customers of Financial Intermediary for any purpose if the names are obtained in any manner other than from Financial Intermediary pursuant to this Agreement.

2.	If applicable, Financial Intermediary will deliver the Funds’ privacy policy as required by Regulation S-P.

3.	The provisions of this Section G shall survive the termination of this Agreement

H.	Anti-Money Laundering Program.

Financial Intermediary represents that it has established an Anti-Money Laundering Program ("AML Program") that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Its AML Program includes written policies and procedures regarding the i) verification of the identity of its customers and the source of the customers’ funds, and ii) reporting of any suspicious transactions in a customer’s account. Financial Intermediary agrees to cooperate with JPMDS to satisfy JPMDS’ AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the AML regulations. Financial Intermediary will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Funds and/or JPMDS with any requested information about its customers and their Fund accounts in the event that the Funds and/or JPMDS shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

I. Miscellaneous.

1.  ERISA Assets.

To the extent Shares are purchased by Financial Intermediaries’ customers through a defined contribution plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan”), Financial Intermediary represents and warrants that it either:

(a)
is not a "fiduciary" with respect to the provision of the services contemplated herein to any Plan(s) as such term is defined in Section 3(21) of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); or

(b)
its receipt of fees pursuant to this Agreement and the provision of the services contemplated herein to any Plan(s) will not constitute a non-exempt "prohibited transaction" as such term is defined in Section 406 of ERISA and Section 4975 of the Code.

2. Use of Names.

Neither party shall use the name (or any trademark, trade name, service mark or logo) of the other party or its affiliates or of the Funds in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except that Financial Intermediary may identify the Funds in a listing of funds offered by Financial Intermediary.

3. Security Against Unauthorized Use of Funds' Recordkeeping Systems.

Financial Intermediary agrees to provide such security as is necessary to prevent any unauthorized use of the Funds’ recordkeeping system, accessed via (a) the world wide web or any URL maintained by the Funds or JPMDS, (b) a networking/data access arrangement or (c) computer hardware or software provided to Financial Intermediary by JPMDS.
4. Certification of Customers' Taxpayer Identification Numbers.

Financial Intermediary agrees to obtain any taxpayer identification number certification from its customers required under the Code, as amended, and any applicable Treasury regulations, and to provide JPMDS, or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

5. Notices.

(a)	Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by:

(i)	personal delivery;

(ii)	postage prepaid, registered or certified United States first class mail, return receipt requested;

(iii)	overnight courier services; or

(iv)	facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein).

(b)	Unless otherwise notified in writing, all such notices shall be given or sent to the other party at the address on the signature page hereof, Attention: President.

6. Records.

Financial Intermediary will maintain all records required to be kept by state and federal law, regulation or rules relating to transactions in Shares and, upon request by the Funds, will promptly make such records available to the Funds or their designee.

7. Effective Date, Amendment and Termination.

(a)
This Agreement shall become effective as of the date executed by JPMDS or as of the first date thereafter upon which Financial Intermediary executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any other agreements between the parties with respect to the offer and sale of Shares and other matters covered herein.

(b) This Agreement shall continue in effect, with respect to Rule 12b-1 Fees payable by each Fund, until the October 31st following the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Board of the Funds, including a majority of the members of the Board of the Funds who are not interested persons of the Funds cast in person at a meeting called for that purpose.

(c) This Agreement may be amended by JPMDS from time to time by the following procedure. JPMDS will mail a copy of the amendment to Financial Intermediary's address, as shown below. If Financial Intermediary does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Intermediary's objection must be in writing and be received by JPMDS within such thirty days.

(d) Notwithstanding the foregoing, this Agreement may be terminated as follows:

(i) at any time, without the payment of any penalty, by the vote of a majority of the members of the Board of the Funds who are not interested persons of the Funds or by a vote of a majority of the outstanding voting Shares as defined in the Investment Company Act on not more than sixty (60) days' written notice to the parties to this Agreement;

(ii)
automatically in the event of the Agreement's assignment as defined in the Investment Company Act, upon the termination of the Distribution Agreement between the Funds and JPMDS, or upon the termination of the applicable distribution plan(s); and

(iii) by any party to this Agreement without cause by giving the other party at least thirty (30) days' written notice.

(e)	The termination of this Agreement with respect to any one Fund will not cause the Agreement's termination with respect to any other Fund.

8. Authorization.

Financial Intermediary and JPMDS each represents to the other (i) that it has the requisite authority to enter into and perform its responsibilities under this Agreement; and (ii) that this Agreement constitutes its valid and binding obligation.

9. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York.

JPMORGAN DISTRIBUTION SERVICES, INC. NASD CRD Number: 104234
Street Address: US Mail Address:
1111 Polaris Parkway PO Box 711235
Columbus, Ohio 43240 Columbus, Ohio 43271-1235
Phone: (614) 213-3041
Fax: (614) 213-6324

By:

Name:

Title:

Date:

_____________________
Financial Intermediary Name        NASD CRD Number
(Please Print or Type)

Address

City:  State    Zip Code

Phone:  Fax: --______________________________________

By:
Authorized Signature

Title

Print Name or Type Name

Dated

EXHIBIT A

TRUSTS AND CORPORATION

JPMorgan Trust I
JPMorgan Trust II,
JPMorgan Fleming Series Trust,
JPMorgan Value Opportunities Fund Inc
J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Group
J.P. Morgan Mutual Fund Investment Trust
Undiscovered Managers Funds

v3.03012006